OXiGENE, INC.

                            1996 STOCK INCENTIVE PLAN
                      (As Amended Through November 12, 1998)


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                                TABLE OF CONTENTS

                                                                            Page

1.    Purpose................................................................1

2.    Definitions............................................................1

3.    Administration.........................................................4

4.    Stock Subject to the Plan..............................................5

5.    Discretionary Option Grants for Eligible Individuals...................6
      5.1  Authority of Committee............................................6
      5.2  Purchase Price....................................................6
      5.3  Maximum Duration..................................................6
      5.4  Vesting...........................................................6
      5.5  Modification......................................................6

6.    Option Grants for Nonemployee Directors................................7
      6.1  Grant.............................................................7
      6.2  Purchase Price....................................................7
      6.3  Vesting...........................................................7

7.    Terms and Conditions Applicable to All Options.........................8
      7.1  Duration..........................................................8
      7.2  Transferability...................................................8
      7.3  Method of Exercise................................................9
      7.4  Rights of Optionees...............................................9
      7.5  Effect of Change in Control......................................10

8.    Stock Appreciation Rights.............................................10
      8.1  Time of Grant....................................................10
      8.2  Stock Appreciation Right Related to an Option....................10
            (a)  Exercise...................................................10
            (b)  Amount Payable.............................................11
            (c)  Treatment of Related Options and Stock Appreciation
                  Rights Upon Exercise......................................11
      8.3  Stock Appreciation Right Unrelated to an Option..................11
      8.4  Method of Exercise...............................................11
      8.5  Form of Payment..................................................12
      8.6  Modification.....................................................12
      8.7  Effect of Change in Control......................................12

9.    Adjustment Upon Changes in Capitalization.............................12

10.   Effect of Certain Transactions........................................13

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11.   Interpretation........................................................13

12.   Pooling Transactions..................................................13

13.   Termination and Amendment of the Plan.................................14

14.   Non-Exclusivity of the Plan...........................................14

15.   Limitation of Liability...............................................14

16.   Regulations and Other Approvals; Governing Law........................15

17.   Miscellaneous.........................................................16
      17.1  Multiple Agreements.............................................16
      17.2  Withholding of Taxes............................................16
      17.3  Effective Date..................................................16

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                                  OXiGENE, INC.

                            1996 STOCK INCENTIVE PLAN
                      (As Amended Through October 8, 1998)
1.    Purpose.

            The purpose of this Plan is to enable the Company and its affiliates to recruit and retain capable employees for the successful conduct of its business and to provide an additional incentive to directors, officers and other eligible key employees, consultants and advisors upon whom rest major responsibilities for the successful operation and management of the Company and its affiliates.

2.    Definitions.

            For purposes of the Plan:

            2.1 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (i) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

            2.2  "Affiliate   Corporation"   or   "Affiliate"   shall  mean  any
corporation, directly or indirectly, through one of more intermediaries, controlling, controlled by or under common control with the Company.

            2.3 "Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Award.

            2.4 "Award" means an Incentive Stock Option, Nonqualified Stock Option or Stock Appreciation Right granted to or to be granted pursuant to the Plan.

            2.5 "Board" means the Board of Directors of the Company.

            2.6   "Cause" means:

                  (a) Solely with respect to Nonemployee Directors, the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate and

                  (b) for all other purposes, unless otherwise defined in the Agreement evidencing a particular Award, an Optionee (other than a Nonemployee Director) (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries thereof which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or


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(iv) willful  violation of any law, rule or  regulation  in connection  with the performance of duties (other than traffic violations or similar offenses).

            2.7 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

            2.8 A "Change in Control" shall mean the occurrence during the term of the Plan of either of the following: (a) any "person" (as such term is used in Section 13(c) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the total voting power represented by the Company's then outstanding voting securities; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

            2.9 "Code" means the Internal Revenue Code of 1986, as amended.

            2.10 "Committee" means a committee, as described in Section 2.1, appointed by the Board to administer the Plan and to perform the functions set forth herein.

            2.11  "Company" means OXiGENE, Inc.

            2.12 "Director  Option" means an Option granted  pursuant to Section
6.

            2.13 "Disability" means a physical or mental infirmity which impairs an Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

            2.14  "Discretionary  Option"  means an Option  granted  pursuant to
Section 5.

            2.15 "Eligible Individual" means any director, officer or employee of, or consultant or advisor to, the Company or an Affiliate who is designated by the Committee as eligible to receive Awards subject to the conditions set forth herein.

            2.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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            2.17 "Fair Market  Value" on any date means the closing price of the
Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the closing price per Share on such date as quoted on the quotation system of the Nasdaq Stock Market, Inc. or such other market in which such prices are regularly quoted, or, if there has been no closing price with respect to Shares on such date, the Fair Market Value as established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

            2.18 "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

            2.19 "Nonemployee Director" means a director of the Company who is not an employee of the Company or an Affiliate.

            2.20 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

            2.21 "Option" means a Nonqualified Stock Option, an Incentive Stock Option, a Director Option, a Discretionary Option or any or all of them.

            2.22 "Optionee" means a person to whom an Option has been granted under the Plan.

            2.23 "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

            2.24 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

            2.25  "Plan" means the OXiGENE, Inc. 1996 Stock Incentive Plan.

            2.26 "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

            2.27 "Shares" means the common stock, par value $.01 per share, of the Company and any securities or other consideration issuable in respect of Shares in connection with a Change in Capitalization or Change in Control.

            2.28 "Stock Appreciation Right" or "SARs" means a right to receive all or some portion of the increase in the value of the Shares as provided in
Section 8 hereof.

            2.29 "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

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            2.30  "Successor  Corporation"  means a corporation,  or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

            2.31 "Ten-Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

3.    Administration.

            3.1 The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two (2) directors of the Company, each of whom shall be both a "non-employee director" (within the meaning of Rule 16b-3(b)(3) under the Exchange Act) and an Outside Director. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder. Notwithstanding the foregoing, the full Board may administer the Plan if the Board deems such action necessary or desirable. In such case the Board shall be substituted for the Committee herein.

            3.2 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

                  (a) determine those Eligible Individuals to whom Discretionary Options shall be granted under the Plan and the number of Discretionary Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Discretionary Option, including the purchase price per Share subject to each Discretionary Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

                  (b) to construe and interpret the Plan and the Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, including Rule


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16b-3  under  the  Exchange  Act and  the  Code to the  extent  applicable,  and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Affiliate Corporations, the Optionees, and all other persons having any interest therein;

                  (c) to determine the duration and purposes for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

                  (d) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

                  (e) generally, to exercise such powers and to perform such acts as it deems necessary or advisable to promote the best interests of the Company with respect to the Plan; and

                  (f) cancel an outstanding Award in connection with the replacement of such Award, with, where applicable, the consent of the Award holder, including, without limitation, the cancellation of Director Options and replacement thereof with Discretionary Options.

4. Stock Subject to the Plan.

            4.1 The maximum number of Shares that may be made the subject of Options granted under the Plan is 1,500,000; provided, however, that the maximum number of Shares that may be the subject of Options granted to any employee during the term of the Plan may not exceed 500,000 Shares. Upon a Change in Capitalization the maximum number of Shares shall be adjusted in number and kind pursuant to Section 11. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

            4.2 Upon the granting of an Award, the number of Shares available under Section 4.1 for the granting of further Awards shall be reduced by the number of Shares subject to such Award granted. Whenever any outstanding Award or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Award, the Shares allocable to the expired, canceled or otherwise terminated portion of the Award may again be the subject of Awards granted hereunder.

5.    Discretionary Option Grants for Eligible Individuals.

            5.1 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Discretionary Options, the terms and conditions of which shall be set forth in an Agreement; provided, however, that no person shall receive an Incentive Stock Option unless he or she is an employee of the Company, a Parent or a Subsidiary at the time the Incentive Stock Option is granted.

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            5.2 Purchase  Price.  The purchase  price or the manner in which the purchase price is to be determined for Shares under each Discretionary Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Incentive Stock Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

            5.3 Maximum Duration. Discretionary Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Discretionary Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

            5.4 Vesting. Subject to Section 7.5, each Discretionary Option shall become exercisable either immediately or in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time and from time to time after becoming exercisable, but not later than the date the Discretionary Option expires. Shares purchased pursuant to the exercise of a Discretionary Option shall, to the extent designated by the Committee, remain subject to forfeiture in the event that the Optionee's employment or service is terminated before such Shares have become non-forfeitable and such Shares shall become non-forfeitable, in whole or in such portions, and at such times, as shall be designated by the Committee. The Committee may at any time accelerate the exercisability of any Option or portion thereof or the non-forfeitability of any Shares purchased pursuant to the exercise of an Option.

            5.5 Modification. No modification of an Discretionary Option shall adversely alter or impair any rights or obligations under the Discretionary Option without the Optionee's consent.

6.    Option Grants for Nonemployee Directors.

            6.1 Grant. With respect to periods before October 8, 1998, subject to Section 6.3, Director Options in respect of 55,000 Shares shall be granted on the first business day following the annual meeting of stockholders of the Company to elect directors to each Nonemployee Director who is first elected as a director at such meeting. Thereafter, subject to Section 6.3 and so long as Options remain available for grant, each Nonemployee Director who first becomes a director on or after October 8, 1998 shall be granted a Director Option in respect of 55,000 Shares on the date on which such Director is first elected or appointed to the Board, whichever is earlier. Such Options shall be evidenced by an Agreement containing such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Board. Nothing herein shall preclude a Director from waiving his or her right to receive Director Options. No Director shall receive Director Options with respect to more than 55,000 Shares.

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            6.2  Purchase  Price.  The  purchase  price for  Shares  under  each
Director Option shall be equal to 100% of the Fair Market Value of such Shares on the date immediately preceding the date of grant.

            6.3 Vesting. Subject to Section 7.5, each Director Option shall become exercisable in accordance with the following provisions:

                  (a) In the case of Options granted to Non-Employee Directors who on the date of grant are not subject only to Swedish income tax law, each Director Option shall become exercisable in five (5) equal annual installments beginning on the first anniversary of the date of grant; provided, however, that the Optionee continues to serve as a Director as of such dates. If an Optionee ceases to serve as a Director for any reason, the Optionee shall have no rights with respect to that portion of a Director Option which has not then become exercisable pursuant to the preceding sentence and the Optionee shall automatically forfeit the right to exercise that portion of the Director Option which remains unexercisable.

                  (b) In the case of Options granted to Non-Employee Directors who on the date of grant are subject only to Swedish income tax law, each Director Option shall become exercisable immediately on the date of grant, the Shares purchased pursuant to the exercise of the Director Option shall become non-forfeitable in five (5) equal annual installments beginning on the first anniversary of the date of grant and such Shares shall remain subject to forfeiture by the Non-Employee Director to the Company in the event the Non-Employee Director ceases to serve as a Director before such Shares have become non-forfeitable. If an Optionee ceases to serve as a Director for any reason, the Optionee shall have no rights with respect to that portion of such Shares purchased pursuant to the exercise of the Director Option which has not then become non-forfeitable pursuant to the preceding sentence, the Optionee shall automatically forfeit that portion of such Shares which remains forfeitable, the Optionee shall have no rights with respect to that portion of a Director Option which has not then been exercised and the Optionee shall automatically forfeit the right to exercise that portion of the Director Option which has not then been exercised.

7. Terms and Conditions Applicable to All Options.

            7.1 Duration. Each Option shall terminate on the date which is the tenth anniversary of the grant date, unless terminated earlier as follows:

                  (a) If an Optionee's employment or service terminates for any reason other than Disability, death or Cause, the Optionee may for a period of three (3) months after such termination exercise his or her Option to the extent, and only to the extent, such Option or portion thereof was vested and exercisable as of the date the Optionee's employment or service terminated, after which time the Option shall automatically terminate in full.

                  (b) If an Optionee's employment or service terminates by reason of the Optionee's Disability, the Optionee may, for a period of one (1) year after such termination, exercise his or her Option to the extent, and only to the extent, such Option or portion thereof


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was vested and  exercisable as of the date the Optionee's  employment or service terminated, after which time the Option shall automatically terminate in full.

                  (c) If an Optionee's employment or service terminates for Cause, the Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

                  (d) If an Optionee dies while employed or in the service of the Company or an Affiliate or within the three (3) month or twelve (12) month period described in clause (a) or (b) of this Section 7.1, respectively, the Option granted to the Optionee may be exercised at any time within twelve (12) months after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent or distribution, after which time the Option shall terminate in full; provided, however, that an Option may be exercised to the extent, and only to the extent, such Option or portion thereof was exercisable on the date of death or earlier termination of the Optionee's services as a Director.

Notwithstanding clauses (a) through (d) above, the Agreement evidencing the grant of an Option may, in the Committee's sole and absolute discretion, set forth additional or different terms and conditions applicable to Options upon a termination or change in status of the employment or service of an Eligible Individual. Such terms and conditions may be determined at the time the Option is granted or thereafter; provided, however, with respect to Optionees subject to Section 16 of the Exchange Act, any changes made after an Option is granted shall be made in accordance with an exemption from Section 16(b).

            7.2  Transferability.   Except  as  specifically   provided  by  the
Committee, no Option granted hereunder shall be transferable by the Optionee to whom granted except by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may provide that an Option that is not an Incentive Stock Option may be transferred by an Optionee to the Optionee's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a corporation (including a limited liability company) or partnership (including a limited liability partnership) in which such family members and/or the Optionee are the majority shareholders, members or partners; provided, however, that the Optionee may not receive any consideration for the transfer. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Optionee. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

            7.3 Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full in cash upon such exercise. Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Discretionary Option or at any later


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date (up to and  including  the  date of  exercise)  that  the  form of  payment acceptable in respect of the exercise of such Discretionary Option may consist of either of the following (or any combination thereof): (i) cash, (ii) the transfer of Shares to the Company upon such terms and conditions as determined by the Committee, (iii) a loan, or (iv) any combination thereof. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. In addition, both Discretionary Options and Director Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures (other than Share withholding) which are, from time to time, deemed acceptable by the Committee. The Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

            7.4 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

            7.5 Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully vested and exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of an Discretionary Option, an Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, any Discretionary Option or portion of an Discretionary Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of
(x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Discretionary Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Discretionary Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Discretionary Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Discretionary Option or portion thereof surrendered; provided, however, that in the case of an Discretionary Option granted within six (6) months prior to the Change in Control to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such Discretionary Option. In the event an Optionee's employment or service with the Company is terminated by the Company following a Change in Control each Option held by the Optionee that was exercisable as of the date of termination of the Optionee's employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Optionee's employment or service or the expiration of the stated term of the Option.

8.    Stock Appreciation Rights.

            The Committee may, in its discretion, either alone or in connection with the grant of an Discretionary Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this
Section 8, be subject to the same terms and conditions as the related Option.

            8.1 Time of Grant. A Stock Appreciation Right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

            8.2   Stock Appreciation Right Related to an Option.

                  (a) Exercise. Subject to Section 8.7, a Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option Agreement.

                  (b) Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the holder shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

                  (c) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right or the surrender of such Option pursuant to Section 7.3, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

            8.3 Stock Appreciation Right Unrelated to an Option. The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 8.7), vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the holder shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by
(B) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

            8.4 Method of Exercise. Stock Appreciation Rights shall be exercised by a holder only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the holder shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the holder.

            8.5 Form of Payment. Payment of the amount determined under Sections 8.2(b) or 8.3 may be made in the discretion of the Committee, solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

            8.6 Modification. No modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the holder's consent.

            8.7 Effect of Change in Control. In the event of a Change in Control, all Stock Appreciation Rights shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of a Stock Appreciation Right, a holder will be entitled to receive a payment in cash or stock, in either case, with a value equal to the excess, if any, of (A) the greater of (x) the Fair Market Value, on the date preceding the date of exercise, of the underlying Shares subject to the Stock Appreciation Right or portion thereof exercised and (y) the Adjusted Fair Market Value, on the date preceding the date of exercise, of the shares over (B) the aggregate Fair Market Value, on the date the Stock Appreciation Right was granted, of the Shares subject to the Stock Appreciation Right or portion thereof exercised. In the event a holder's employment or service with the Company is terminated by the Company following a Change in Control, each Stock Appreciation Right held by the holder that was exercisable as of the date of termination of the holder's employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the holder's employment or service or the expiration of the stated term of the Stock Appreciation Right.

9.  Adjustment Upon Changes in Capitalization.

                  (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number and class of Shares or other stock or securities with respect to which Options may be granted under the

Plan, (ii) maximum number and class of Shares or other stock or securities with respect to which Options may be granted to any Eligible Individual during the term of the Plan, (iii) the number and class of Shares or other stock or securities which are subject to outstanding Options granted under the Plan, and the purchase price therefor, if applicable, and (iv) the number and class of Shares or other securities in respect of which Director Options are to be granted under Section 6.

                  (b) Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

                  (c) If, by reason of a Change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Option, prior to such Change in Capitalization.

10.   Effect of Certain Transactions.

            Subject to Sections 7.5 and 8.7 or as otherwise provided in an Agreement, in the event of (i) the liquidation or dissolution of the Company or
(ii) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms except that following a Transaction each Optionee shall be entitled to receive in respect of each Share subject to any outstanding Options as the case may be, upon exercise of any Award the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options prior to such Transaction.

11.   Interpretation.

                  (a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

                  (b) Unless otherwise expressly stated in the relevant Agreement, each Option granted under the Plan is intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options to fail to qualify as performance-based compensation.

12.   Pooling Transactions.

            Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, which are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (i) deferring the vesting, exercise, payment or settlement with respect to any Award, (ii) providing that the payment or settlement in respect of any Award be made in the form of cash, Shares or securities of a successor or acquired of the Company, or a combination of the foregoing and (iii) providing for the extension of the term of any Award to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Award.

13. Termination and Amendment of the Plan.

            The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

                  (a) No such amendment, modification, suspension or termination shall impair or adversely alter any Award theretofore granted under the Plan, except with the consent of the Optionee or holder of an SAR nor shall any amendment, modification, suspension or termination deprive any Optionee or holder of an SAR of any Shares which he or she may have acquired through or as a result of the Plan; and

                  (b) To the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law or securities exchange rule, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations.

14. Non-Exclusivity of the Plan.

            The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.   Limitation of Liability.

            As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                  (i) give any person any right to be granted an Award other than at the sole discretion of the Committee;

                  (ii) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

                  (iii) limit in any way the right of the Company to terminate the employment of any person at any time; or

                  (iv) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

16.   Regulations and Other Approvals; Governing Law.

            16.1 Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York without giving effect to conflicts of law principles thereof.

            16.2 The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

            16.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

            16.4 Each Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

            16.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act as amended, or the rules and regulations promulgated
thereunder.   The
certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

17.   Miscellaneous.

            17.1 Multiple Agreements. The terms of each Award Granted to an Eligible Individual may differ from other Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Eligible Individual.

            17.2 Withholding of Taxes. (a) At such times as an Optionee or holder of an SAR recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee or holder shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as maybe required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or holder an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or holder may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of an Optionee or holder who may be subject to liability under
Section 16(b) of the Exchange Act, the Committee may, by the adoption of rules or otherwise, (i) modify the provisions of this Section 17.2 or impose such other restrictions or limitations on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

            (b) If an  Optionee  makes a  disposition,  within  the  meaning  of
Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

            17.3 Effective Date. The effective date of the Plan shall be as determined by the Board, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of New York within twelve (12) months of the adoption of the Plan by the Board.